EXHIBIT 99.1

For Immediate Release

American Science and Engineering, Inc. to Move to NASDAQ and Trade under the Symbol ASEI

BILLERICA, Mass. — September 29, 2004 — American Science and Engineering, Inc. (AMEX: ASE) (AS&E®), a leader in X-ray detection technology, announced today that its application to list its common stock on the NASDAQ National Market has been approved. The Company anticipates that its common stock will begin trading on October 6, 2004 under symbol NASDAQ: ASEI. The Company’s common stock will continue trading on the American Stock Exchange under the symbol ASE until October 5, 2004.

“We are greatly anticipating the move to NASDAQ, which will give AS&E increased visibility and liquidity in financial markets worldwide,” said Anthony Fabiano, President and CEO of AS&E. “The NASDAQ is the premier stock market for technology companies, and we look forward to beginning our membership there.”

Fabiano continued, “We would like to thank the AMEX, as well as our specialist, Brendan E. Cryan and Company, LLC, for their service and high level of professionalism.”

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:

Ken Galaznik

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.